Exhibit 16(c)(xxiv)

indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission. Preliminary Draft | Subject to Review and Revision by Citi’s Fairness Opinion Committee Citi | Investment Banking Project Stellar Illustrative Alternative Buyer Analysis June 19, 2026 Strictly Private and Confidential

Preliminary Draft | Subject to Review and Revision by Citi’s Fairness Opinion Committee Confidential Material Disclaimer The following pages contain material provided to the Special Committee of the Board of Directors (the “Special Committee”) of Utz Brands, Inc. (the “Company”) by Citigroup Global Markets Inc. (“Citi”) in connection with a possible transaction involving the Company. The accompanying material was compiled or prepared on a confidential basis solely for the use of the Special Committee of the Company and not with a view toward public disclosure under any securities laws or otherwise. The information contained in the accompanying material was obtained from the Company and public sources. Any estimates and projections contained herein have been prepared or adopted by management of the Company, obtained from public sources, or are based upon such estimates and projections, and involve numerous and significant subjective determinations, and there is no assurance that such estimates and projections will be realized. Citi does not take responsibility for such estimates and projections, or the basis on which they were prepared. No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. In preparing the accompanying material, Citi assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citi and upon the assurances of the managements of the Company, that they are not aware of any relevant information that has been omitted or that remains undisclosed to Citi. The accompanying material was not prepared for use by readers not as familiar with the Company as the Special Committee of the Company and, accordingly, neither the Company nor Citi nor their respective legal or financial advisors or accountants take any responsibility for the accompanying material if used by persons other than the Special Committee of the Company. The accompanying material is necessarily based upon information available to Citi, and financial, stock market and other conditions and circumstances existing and disclosed to Citi, as of the date of the accompanying material. Citi does not have any obligation to update or otherwise revise the accompanying material. Nothing contained herein shall be construed as legal, tax or accounting advice. 2

Preliminary Draft | Subject to Review and Revision by Citi’s Fairness Opinion Committee 1. Illustrative Alternative Buyer Analysis

indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule Preliminary Draft | Subject to Review and 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Revision by Citi’s Fairness Opinion Committee Commission. Illustrative Alternative Buyer Summary U.S.-Based Strategics(1) Considered, but Excluded (2) Firm Value: Firm Value: Firm Value: Firm Value: CY26E Revenue: CY26E Revenue: CY26E Revenue: CY26E Revenue: CY26E EBITDA Margin: CY26E EBITDA Margin: CY26E EBITDA Margin: CY26E EBITDA Margin: FV / CY26E EBITDA: FV / CY26E EBITDA: FV / CY26E EBITDA: FV / CY26E EBITDA: Firm Value: CY26E Revenue: CY26E EBITDA Margin: FV / CY26E EBITDA: Firm Value: Firm Value: Firm Value: Firm Value: CY26E Revenue: CY26E Revenue: CY26E Revenue: CY26E Revenue: CY26E EBITDA Margin: CY26E EBITDA Margin: CY26E EBITDA Margin: CY26E EBITDA Margin: FV / CY26E EBITDA: FV / CY26E EBITDA: FV / CY26E EBITDA: FV / CY26E EBITDA: Source: Company filings and FactSet. Market data as of June 18, 2026. 4 (1) Sorted by firm value. (2) Financials reflect estimated figures, .

indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule Preliminary Draft | Subject to Review and 24b-2 of the Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Revision by Citi’s Fairness Opinion Committee Commission. Illustrative Alternative Buyer Summary (Cont’d) International Strategics(1) Sponsor-Backed Buyers(2) Reverse Morris Trust Partners(3) (4) Firm Value: Firm Value: Ownership: Ownership: CY26E Revenue: CY26E Revenue: CY26E Revenue: CY26E Revenue: Year Acquired: Year Acquired: CY26E EBITDA: CY26E EBITDA: CY26E EBITDA Margin: CY26E EBITDA Margin: LTM $ RSV: LTM $ RSV: CY26E EBITDA Margin: CY26E EBITDA Margin: FV / CY26E EBITDA: FV / CY26E EBITDA: (5) Firm Value: Firm Value: Ownership: Ownership: CY26E Revenue: CY26E Revenue: CY26E Revenue: CY26E Revenue: Year Acquired: Year Acquired: CY26E EBITDA: CY26E EBITDA: CY26E EBITDA Margin: CY26E EBITDA Margin: LTM $ RSV: LTM $ RSV: CY26E EBITDA Margin: CY26E EBITDA Margin: FV / CY26E EBITDA: FV / CY26E EBITDA: Source: Company filings and FactSet. Nielsen Total US xAOC including Convenience. Market data as of June 18, 2026. (5) Financials shown represent due to lack of disclosure around . (1) Sorted by firm value. Financials shown on a pre-IFRS 16 basis for comparability with U.S. GAAP. (2) Sorted by RSV. 5 (3) Sorted by net sales. Financials reflect estimated segment net sales and EBITDA (burdened by proportional corporate costs and other, as applicable). (4) Financials reflect estimated figures,

Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission. Preliminary Draft | Subject to Review and Illustrative Alternative Buyer Overview: U.S.-Based Revision by Citi’s Fairness Opinion Committee Ability-to-Pay uses an illustrative share price of $14.10 per share, implying total Firm Value of $3.0bn (including ~$174mm TRA liability). Class V shares owned by Ray Family represent 38% of FDSO. ($ in bn) Firm Value CY26E Revenue / 25A-27E CAGR CY26E EBITDA / % Margin Financials FV / CY2026E EBITDA Key L3Y SPP / Valuation D(1) CY2026E Net Leverage (2) Full PF @ $14.10/Share Acquisition (PF Net Leverage / Equity Issued / % of Family Rolls Equity Value Issued / PF Family Ownership) Stake LFY Business Mix Perceived Interest Portfolio Fit Ability to Pay Synergy Potential Source: Company filings and FactSet. Market data as of June 18, 2026. Reported Snacking (1) SPP refers to Stock Price Performance and valuation ∆ reflects change in FV / NTM EBITDA. Segment 6 (2) Ulysses firm value includes reported cash and debt figures as of Q1 2026. Assumes 4.0x max PF net leverage in cases where the consideration consists of a cash / stock mix. PF net leverage includes 50% leverage credit to synergies of 3%, Reported NAM Segment 5%, or 7% of Ulysses CY 2026E Sales of $1,513mm, varying by synergy potential, respectively. PF EBITDA includes Ulysses CY2026E EBITDA of $232mm.

Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission. Preliminary Draft | Subject to Review and Revision by Citi’s Fairness Opinion Committee Illustrative Alternative Buyer Overview: U.S.-Based (Cont’d) Ability-to-Pay uses an illustrative share price of $14.10 per share, implying total Firm Value of $3.0bn (including ~$174mm TRA liability). Class V shares owned by Ray Family represent 38% of FDSO. (1) ($ in bn) Firm Value CY26E Revenue / 25A-27E CAGR CY26E EBITDA / % Margin Financials FV / CY2026E EBITDA (2) Key L3Y SPP / Valuation D CY2026E Net Leverage (3) Full PF @ $14.10/Share Acquisition (PF Net Leverage / Equity Issued / % of Family Rolls Equity Value Issued / PF Family Ownership) Stake LFY Business Mix Perceived Interest Portfolio Fit Ability to Pay Synergy Potential Source: Company filings and FactSet. Market data as of June 18, 2026. or 7% of Ulysses CY 2026E Sales of $1,513mm, varying by synergy potential, respectively. PF EBITDA includes Ulysses (1) Financials reflect estimated figures, . CY2026E EBITDA of $232mm. Reported Snacking (2) SPP refers to Stock Price Performance and valuation ∆ reflects change in FV / NTM EBITDA. (4) Other includes: Store Branded Retail, Foodservice, Restaurant, Institutional, Vending, Thrift Stores, and Contract Segment 7 (3) Ulysses firm value includes reported cash and debt figures as of Q1 2026. Assumes 4.0x max PF net leverage in cases Manufacturing. Reported NAM Segment where the consideration consists of a cash / stock mix. PF net leverage includes 50% leverage credit to synergies of 3%, 5%,

Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission. Preliminary Draft | Subject to Review and Illustrative Alternative Buyer Overview: International Revision by Citi’s Fairness Opinion Committee Ability-to-Pay uses an illustrative share price of $14.10 per share, implying total Firm Value of $3.0bn (including ~$174mm TRA liability). Class V shares owned by Ray Family represent 38% of FDSO. 1) ($ in bn) Firm Value CY26E Revenue / 25A-27E CAGR CY26E EBITDA / % Margin Financials FV / CY2026E EBITDA Key L3Y SPP / Valuation D(2) CY2026E Net Leverage (3) Full PF @ $14.10/Share Acquisition (PF Net Leverage / Equity Issued / % of Family Rolls Equity Value Issued / PF Family Ownership) Stake LFY Business Mix 5) Perceived Interest Portfolio Fit Ability to Pay Synergy Potential Source: Company filings and FactSet. Market data as of June 18, 2026. 5%, or 7% of Ulysses CY 2026E Sales of $1,513mm, varying by synergy potential, respectively. PF EBITDA includes Ulysses Note: Financials reflected on a pre-IFRS 16 basis for comparability with U.S. GAAP where applicable. CY2026E EBITDA of $232mm. (1) Financials reflect estimated figures, . (4) Includes beverages sold in individual format through vending machines ( ) and snacks ( (2) SPP refers to Stock Price Performance and valuation ∆ reflects change in FV / NTM EBITDA. .). 8 (3) Ulysses firm value includes reported cash and debt figures as of Q1 2026. Assumes 4.0x max PF net leverage in cases (5) Includes beverages sold in due to lack of disclosure around geographical split for snacks. Reported NAM Segment where the consideration consists of a cash / stock mix. PF net leverage includes 50% leverage credit to synergies of 3%,

Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission. Preliminary Draft | Subject to Review and Illustrative Alternative Buyer Overview: Sponsor-Backed Revision by Citi’s Fairness Opinion Committee ($ in bn) Sponsor Owner Year Acquired / LTM Acquisition Multiple LTM $ RSV LTM Category Mix ($ RSV per Nielsen) Perceived Interest Portfolio Fit Ability to Pay Synergy Potential Commentary Source: Company filings and FactSet. Nielsen Total US xAOC including Convenience. Note: Sorted by $ RSV. 9 Salty Snacks (1) Other includes Dessert Toppings, Desserts, Dry Salad and Potato Toppings, Nuts and Seeds, Snack & Variety Packs, and Sweet Snacks. (2) Other includes Baking Staples, Candy, Gum & Mints, Cereal and Granola, Cookies and Crackers, Dry Salad and Potato Toppings, Fruit, Nuts and Seeds, and Vegetables.

Securities Exchange Act of 1934, as amended. This information has been filed separately with the Securities and Exchange Commission. Preliminary Draft | Subject to Review and Illustrative Alternative Counterparty Overview: RMT Partners Revision by Citi’s Fairness Opinion Committee RMT analysis assumes Ulysses and partner segment are contributed at Ulysses current FV / CY2026E EBITDA of 7.9x. RMT assumes Ulysses ownership of <50.0% achieved via special dividend to Ulysses shareholders. Note: Analysis excludes any potential dis-synergies associated with time and resources required to effect carve-out transactions. 4) (3) 1) (2) ($ in bn) WholeCo FV / CY26E EBITDA CY26E Net Sales 25A-27E CAGR Segment Financials CY26E EBITDA % Margin CY26E Net Sales CY26E EBITDA (Incl. RR Synergies) Forma % Margin - Pro NewCo Ulysses Ownership / Dividend PF Net Leverage Ulysses @ 7.9x Contribution Multiple Value @ Contribution Multiple +1.0x Creation (8.9x) Perceived Interest Portfolio Fit Synergy Potential Source: Company filings and FactSet. Market data as of June 18, 2026. EBIT margin as consensus estimate segment EBIT, D&A estimate of ~3% of net sales (in-line with FY2025), and corporate Note: Sorted by revenue. Assumes synergies of 3%, 5%, or 7% of Ulysses CY 2026E Sales of $1,513mm, varying by synergy potential, expenses allocated pro-rata to EBIT. respectively. PF net leverage includes 50% leverage credit to synergies. PF EBITDA includes Ulysses CY2026E EBITDA of $232mm. RMT (3) Net sales reflect consensus estimate for segment net sales . EBITDA reflects consensus estimate partner segment net debt assumes WholeCo net leverage (CY2026E). segment EBIT, D&A estimate of ~6% of sales (in-line with WholeCo consensus estimate), and corporate expenses allocated pro-rata (1) Net sales reflect consensus estimate for segment net sales. EBITDA reflects consensus estimate segment EBIT and D&A and to EBIT. 10 corporate costs and corporate D&A allocated pro-rata to EBIT. (4) Net sales reflect % of segment per Nielsen. EBITDA estimate reflects consensus estimate NAM Retail segment (2) Net sales reflect 43% of consensus estimate segment net sales (in-line with FY2025). EBITDA estimate reflects same EBIT margin, D&A estimate of ~3% of net sales (in-line with FY 2025), and corporate expenses allocated pro-rata to EBIT.

Preliminary Draft | Subject to Review and Revision by Citi’s Fairness Opinion Committee 2. Illustrative Ability to Pay Analysis

Preliminary Draft | Subject to Review and Revision by Citi's Fairness Opinion Committee

Ulysses Sponsor Illustrative Ability to Pay

Transaction Assumptions

- Illustrative purchase price of $14.10/share, representing a 100% premium to share price of $7.05 (as of closing price on June 18, 2026) and implying a firm value of ~$2.8bn
  - Implies 12.0x LTM 2026E Adj. EBITDA of $232mm
- Gross leverage of 5.5x LTM 2026E PF Adj. EBITDA of $242mm(1), implying new Transaction Debt of $520mm (7.5% interest)
- Assumes annual add-back of $10mm in public company costs
- Illustrative management incentive plan assumes 6% grant pool (over 10 years) – reaching 6% in year 5
- Ray Family Class A shares always cashed out

Family Participates

- Assumes 100% of Class V Ray Family ownership rolls
- Assumes TRA cash settlement of $44mm with after-tax proceeds of $33mm reinvested by the Ray Family
- $40mm of annual dividends increasing 3% annually beginning in 2030E

Sources	$ in mm	%
Sponsor Equity Check	$785	25.9%
Rice Family Rolled Equity (Class V Only)	780	25.8
TRA Reinvestment	33	1.1
New Transaction Debt	520	17.2
Rolled Existing Debt	808	26.7
Cash on Balance Sheet	100	3.3
Total Sources	$3,027	100.0%

Uses	$ in mm	%
Purchase Ulysses Equity	$1,285	42.5%
Rice Family Equity (Class V Only)	780	25.8
Existing Debt	808	26.7
Settle TRA Liability	44	1.5
UBI TRA Tax Liability	4	0.1
Cash to Balance Sheet(3)	25	0.8
Illustrative Transaction Fees	80	2.6
Total Uses	$3,027	100.0%

Family Does Not Participate

- Assumes Ray Family does not roll any shares
- Assumes TRA cash settlement of $174mm with no proceeds rolled
- No dividends

Sources	$ in mm	%
Sponsor Equity Check	$1,724	54.7%
Rice Family Rolled Equity (Class V Only)	--	--
TRA Reinvestment	--	--
New Transaction Debt	520	16.5
Rolled Existing Debt	808	25.6
Cash on Balance Sheet	100	3.2
Total Sources	$3,153	100.0%

Uses	$ in mm	%
Purchase Ulysses Equity	$2,066	65.5%
Rice Family Equity (Class V Only)	--	--
Existing Debt	808	25.6
Settle TRA Liability	174	5.5
UBI TRA Tax Liability(2)	--	--
Cash to Balance Sheet(3)	25	0.8
Illustrative Transaction Fees	80	2.5
Total Uses	$3,153	100.0%

Source: Ulysses Forecasts, public filings, Factset. Market data as of June 18, 2026.
Note: Illustrative transaction close December 31, 2026.
(1) Includes $10mm in public company cost removal.
(2) Subject to further diligence.
(3) Per Ulysses management.

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Preliminary Draft | Subject to Review and Revision by Citi's Fairness Opinion Committee

Ulysses Sponsor Illustrative Ability to Pay Sensitivity Analysis

Family Participates

Implied 5-Year IRR
(5-Year Hold Period; 12.0x Exit on LTM PF EBITDA)

Illustrative Entry Price per Share	LTM Gross Leverage 5.0x	5.5x	6.0x
$14.10	17.4%	18.5%	19.8%
14.50	16.6	17.5	18.7
15.00	15.5	16.4	17.4

Implied 5-Year Entry Price
(5-Year Hold Period; 12.0x Exit LTM PF EBITDA)

Target IRR	LTM Gross Leverage 5.0x	5.5x	6.0x
20.0%	$12.97	$13.48	$14.02
22.5	12.01	12.55	13.13
25.0	11.15	11.72	12.33

Ray Family has indicated unwillingness to go above 5.0x gross leverage

Implied 5-Year IRR
(5-Year Hold Period; 5.0x LTM Gross Leverage)

Illustrative Entry Price per Share	LTM PF EBITDA Exit Multiple 11.0x	12.0x	13.0x
$14.10	15.2%	17.4%	19.6%
14.50	14.4	16.6	18.7
15.00	13.4	15.5	17.6

Implied 5-Year Entry Price
(5-Year Hold Period; 5.0x LTM Gross Leverage)

Target IRR	LTM PF EBITDA Exit Multiple 11.0x	12.0x	13.0x
20.0%	$12.08	$12.97	$13.90
22.5	11.20	12.01	12.84
25.0	10.41	11.15	11.90

Family Does Not Participate

Implied 5-Year IRR
(5-Year Hold Period; 12.0x Exit LTM PF EBITDA)

Illustrative Entry Price per Share	Entry Leverage 5.0x	5.5x	6.0x
$14.10	13.8%	14.3%	14.9%
$14.50	13.1	13.6	14.1
$15.00	12.2	12.7	13.1

Implied 5-Year Entry Price
(5-Year Hold Period; 12.0x Exit LTM PF EBITDA)

Target IRR	Entry Leverage 5.0x	5.5x	6.0x
20.0%	$11.17	$11.58	$11.97
22.5	10.22	10.67	11.11
25.0	9.39	9.87	10.34

Implied 5-Year IRR
(5-Year Hold Period; 5.5x Gross Leverage)

Illustrative Entry Price per Share	Exit Multiple 11.0x	12.0x	13.0x
$14.10	12.0%	14.3%	16.5%
$14.50	11.3	13.6	15.8
$15.00	10.4	12.7	14.8

Implied 5-Year Entry Price
(5-Year Hold Period; 5.5x Gross Leverage)

Target IRR	Exit Multiple 11.0x	12.0x	13.0x
20.0%	$10.68	$11.58	$12.50
22.5	9.86	10.67	11.51
25.0	9.14	9.87	10.63

Source: Company filings, FactSet, and Wall Street research. Market data as of June 18, 2026.
Note: Illustrative transaction close of December 31, 2026. PF EBITDA figures include $10mm of public company cost savings per Ulysses management.

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